Exhibit 32.2

CERTIFICATION OF CORPORATE CONTROLLER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. ss. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ATSI Communications, Inc. on Form 10-QSB/A for the period ending April 30, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, Antonio Estrada, Corporate Controller and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C, ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1) the Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/ Antonio Estrada
Antonio Estrada
Corporate Controller and
Principal Financial Officer
April 14, 2006